Exhibit 10.4

AMENDMENT NO. 1

TO THE

WEST COAST BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

FOR

DAVID L. PRYSOCK

Adopted:  On date of last signature below

Effective: July 1, 2005

RECITALS

A.

Effective August 1, 2003, West Coast Bank and West Coast Bancorp (collectively referred to as “the Company”) adopted a Supplemental Executive Retirement Plan (“SERP”) for David L. Prysock (the “Executive”).

B.

The SERP provides that the Executive will receive an annual Normal Retirement Benefit for 15 years. The other benefits payable under the SERP (Early Voluntary Termination Benefit, Early Involuntary Termination Benefit, Disability Benefit, Change in Control Benefit and Death Benefit) are all derived from the Normal Retirement Benefit.

C.

The Normal Retirement Benefit is a fixed dollar amount that is stated in Schedule A to the SERP.  At the time the SERP was adopted, this dollar amount represented thirty-five percent (35%) of the Executive’s then current base salary.

D.

The Company now desires to adjust the Executive’s SERP benefits to reflect the Executive’s current base salary and to further provide that the Executive’s SERP benefits will be automatically adjusted for future changes in the Executive’s base salary.

E.	The Executive understands that these changes may make the entire benefit accrued under the SERP subject to the provisions of Internal Revenue Code § 409A and is agreeable to making these changes.

F.	To implement these changes, the Company and the Executive now agree to amend the SERP on the following—

TERMS AND CONDITIONS

PARAGRAPH 1:  Subsection (a), “Amount of Benefit,” of Section 3.1, NORMAL RETIREMENT BENEFIT, of the SERP is amended as set forth on the attached marked copy of page 3 of the SERP to provide that:

(a)	The Normal Retirement Benefit will be defined as thirty-five percent (35%) of the Executive’s base salary;

(b)	The Normal Retirement Benefit will be automatically adjusted as of the effective date of a change in the Executive’s base salary;

(c)	The other benefits provided under the SERP will be adjusted accordingly; and

(d)	The Schedule A to the SERP will be updated accordingly.

PARAGRAPH 2:  This amendment shall be effective as of July 1, 2005.

PARAGRAPH 3:  In all other respects, the SERP is ratified and affirmed.

To evidence the adoption of this Amendment No. 1, it has been signed by the Chair of the Compensation and Personnel Committee of the Board of Directors of West Coast Bancorp and West Coast Bank on behalf of the Company and by the Executive.

COMPANY:		EXECUTIVE:

By:	Compensation and Personnel	/s/ David L. Prysock
Committee of the Board of Directors
	of West Coast Bancorp and	David L. Prysock
West Coast Bank
Date: September 21, 2005
By:	/s/ Duane McDougall

Duane McDougall
Chairman

Date: September 14, 2005

2.14	ROE means, for any given Plan Year, the greater of:

(a) Bancorp’s return on equity, which shall be determined under GAAP and expressed as a percentage calculated by dividing its:

(1) Annual net income before common stock dividends are paid; by

(2) Average annual common shareholder equity; or

(b)

Bancorp’s adjusted return on equity which shall be determined by calculating the percentage under subsection (a) above on an adjusted basis to address the effects of items that are required to be included or excluded by GAAP for that Plan Year, but would normally not be included or excluded from Bancorp’s net income or shareholder equity.

2.15	TERMINATION EVENT means the termination of the Executive’s employment under circumstances that entitle the Executive to benefits under the Change In Control Agreement.

2.16	TERMINATION FOR CAUSE OR TERMINATED FOR CAUSE means that the Company has terminated the Executive’s employment for “cause” as defined in the Change In Control Agreement.

2.17	TERMINATION OF EMPLOYMENT means that the Executive’s employment with the Company has terminated for any reason, voluntary or involuntary.

2.18	YEAR OF SERVICE means a Plan Year in which:

(a) The Company achieved an ROE of not less than ten percent (10%); and

(b) The Executive is actively at work with the Company or on a Company-approved leave of absence at the end of that year.

ARTICLE 3
BENEFITS DURING LIFETIME

3.1	NORMAL RETIREMENT BENEFIT. Upon Termination of Employment on or after Normal Retirement Age for reasons other than death, the Company shall pay the following benefit to the Executive:

(a)

Amount of Benefit.  Subject to adjustment under subsection (c) below and forfeiture under Article 7, the Normal Retirement Benefit is the annual “Benefit Level” installment as shown in Column (1) of Schedule A to this SERP.  This amount represents thirty-five percent (35%) of the Executive’s current base salary, as adjusted from time to time.  On the effective date of an adjustment to the Executive’s base pay, the Normal Retirement Benefit and all other benefits under this Agreement shall be adjusted accordingly and the Schedule A shall be updated accordingly.